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     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen International Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      3,798,701         0.10             43,097,855        8.82


     Class B      332,862  0.06             6,357,246         8.60


     Class C      391,604  0.05             7,634,446         8.61


     Class I      23,233,926        0.12             202,465,479       8.88


     Class R      0                 0                102,504  8.76





     Evergreen Global Opportunities Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             4,554,276         24.61


     Class B      0                 0.00             1,339,753         21.42


     Class C      0                 0.00             1,045,141         21.51


     Class I      0                 0.00             164,544  25.10

















     Evergreen Global Large Cap Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             6,473,931         15.04


     Class B      0                 0.00             2,170,504         14.08


     Class C      0                 0.00             1,506,108         14.05


     Class I      0                 0.00             227,247  15.43





     Evergreen Emerging Markets Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00               2,072,809       14.02


     Class B      0                 0.00                  438,824      13.12


     Class C      0                 0.00                  596,402      13.10


     Class I      204,636  0.01             18,071,478        14.35























     Evergreen Precious Metals Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A               0        0.00             6,032,188         28.66


     Class B               0        0.00             1,329,907         27.54


     Class C               0        0.00             2,987,114         27.39


     Class I               0        0.00             76,623            28.46